Protalix BioTherapeutics, Inc.

$60,000,000 4.50% Convertible Notes Due 2018

Purchase Agreement

September 12, 2013

Citigroup Global Markets Inc.
As Representatives of the Initial Purchasers
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Protalix BioTherapeutics, Inc., a corporation organized under the laws of Florida (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S.$60,000,000 principal amount of its 4.50% Convertible Notes due 2018 (the “Firm Securities”). The Company also proposes to grant to the Initial Purchasers an option to purchase up to U.S.$9,000,000 additional principal amount of such Notes, if any (the “Option Securities” and, together with the Firm Securities, the “Securities”). The Securities are convertible into shares of Common Stock, par value U.S.$0.001 per share (the “Common Stock”), of the Company. The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities or the Common Stock issuable upon conversion thereof under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 11, 2013 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated September 12, 2013 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company, the Securities and the Common Stock issuable upon conversion thereof. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any

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amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1.      Representations and Warranties. The Company represents and warrants to, and agrees with, each Initial Purchaser as set forth below in this Section 1.

(a)    The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, on the Closing Date and on any settlement date, the Final Memorandum did not and will not (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b)   The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c)    None of the Company, its Affiliates or any person acting on its or their behalf has directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities or the Common Stock issuable upon conversion thereof under the Act.

(d)   None of the Company, its Affiliates or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Common Stock issuable upon conversion thereof.

(e)    The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

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(f)    No registration under the Act of the Securities or the Common Stock issuable upon conversion thereof is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g)   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.

(h)   The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(i)     The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j)     The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)   The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l)     Each subsidiary of the Company has been duly incorporated and is validly existing under the laws of its respective state of incorporation or formation, is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No proceeding has been instituted by the Israeli Registrar of Companies in Israel for the dissolution of Protalix Ltd. Protalix B.V. has no material assets and no employees.

(m) All the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claim, lien or encumbrance.

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(n)   The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Final Memorandum (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Final Memorandum or upon the exercise of outstanding options or warrants described in each of the Disclosure Package and the Final Memorandum); the Common Stock conforms in all material respects to the description thereof contained in each of the Disclosure Package and the Final Memorandum; all of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws; none of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in each of the Disclosure Package and the Final Memorandum; the description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in each of the Disclosure Package and the Final Memorandum accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights; all grants of options to acquire shares of Common Stock (each, a “Company Stock Option”) were validly issued and approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof; grants of Company Stock Options were (i) made in material compliance with all applicable laws and (ii) as a whole, made in material compliance with the terms of the plans under which such Company Stock Options were issued; there is no and has been no policy or practice of the Company to coordinate the grant of Company Stock Options with the release or other public announcement of material information regarding the Company or its results of operations or prospects; the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities against payment of the conversion price, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion of the Securities; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as described in the each of the Disclosure Package and the Final Memorandum, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Final Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(o)   The statements in or incorporated by reference in the Preliminary Memorandum and the Final Memorandum under the headings “U.S. Federal Income Tax Consequences”, “Business-Acetylcholinesterase”, “Business-Commercialization Agreement for taliglucerase alfa”, “Business-Strategic Collaborations”, “Business-Intellectual Property” “Business-International Regulation”, “Business-Israeli Government Programs”, “Risk Factors-Risks Related to Intellectual Property Matters-If we fail to adequately protect or enforce our

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intellectual property rights or secure rights to third party patents, the value of our intellectual property rights would diminish and our business, competitive position and results of operations would suffer”, “Risk Factors-Risks Related to Intellectual Property Matters-If we cannot meet requirements under our license agreements, we could lose the rights to our products, which could have a material adverse effect on our business”, and “Risk Factors-Risks Relating to Our Operations in Israel,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(p)   This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid, binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity) and will be convertible into Common Stock in accordance with their terms.

(q)   No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(r)     None of the execution and delivery of the Indenture or this Agreement, the issuance and sale of the Securities or the issuance of the Common Stock upon conversion thereof, or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clauses (ii) and (iii), as would not, singly or in the aggregate, have a Material Adverse Effect.

(s)    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the

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Disclosure Package and the Final Memorandum present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Memorandum and the Final Memorandum fairly present, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included or incorporated by reference therein.

(t)     No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(u)   Each of the Company and its subsidiaries owns or leases all such properties as are reasonably necessary to the conduct of its operations as presently conducted.

(v)   Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii), as would not, singly or in the aggregate, have a Material Adverse Effect.

(w) Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder, and under the rules of the Public Company Accounting Oversight Board.

(x)   There are no stamp, or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale or resale of the Securities or upon the issuance of Common Stock upon the conversion thereof.

(y)   The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not

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have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa)The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb)           No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc)The Company and its subsidiaries possess and are in compliance in all material respects with the terms of all licenses, approvals, orders, certificates, permits and other authorizations (collectively, “Licenses”) issued by all applicable authorities, including without limitation, all such Licenses required by the U.S. Food and Drug Administration or any component thereof and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”), necessary to conduct their respective businesses as described in the Disclosure Package and the Final Memorandum, and

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neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto); and all such Licenses are in full force and effect.

(dd)          The preclinical tests and clinical trials that are described in, or the results of which are referred to in, the Disclosure Package and the Final Memorandum were and, if still pending, are being conducted in all material respects in accordance with protocols filed with the appropriate Regulatory Agencies for each such test or trial, as the case may be, and with standard medical and scientific research procedures and all applicable statutes, directives, rules and regulations of the Regulatory Agencies, including, without limitation, the Federal Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder; each description of such tests and trials, and the results thereof, contained in the Disclosure Package and the Final Memorandum is accurate and complete in all material respects and fairly presents the data about and derived from such tests and trials, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the Disclosure Package and the Final Memorandum; neither the Company nor its subsidiaries has received any notices or other correspondence from any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the Disclosure Package and the Final Memorandum; and each of the Company and its subsidiaries has operated and currently is in compliance in all material respects with all applicable rules and regulations of the Regulatory Agencies.

(ee)The Company and each of its subsidiaries: (i) are and have been in material compliance with applicable health care laws, including without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the exclusion laws, Social Security Act § 1128 (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries (collectively, “Health Care Laws”); (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any Health Care Laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any

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Governmental Authority. Neither the Company, its subsidiaries nor their officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

(ff)             The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(gg)           The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed in the Company’s Exchange Act reports is recorded, processed, summarized and reported within the time periods specified by the Commission, and that material information related to the Company and its consolidated subsidiaries is made known to management, including the Company’s Chief Executive Officer and Chief Financial Officer, particularly during the period when the Company’s periodic reports are being prepared to allow timely decisions regarding required disclosure.

(hh)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto). Except as set forth in the Disclosure Package and the Final Memorandum, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ii)               In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up,

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closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(jj)               None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto); (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto). None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto); or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any supplement thereto). For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(kk)           The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X).

(ll)               None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the

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mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(mm)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(nn)           None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(oo)           There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(pp)           The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted and as proposed in the Final Memorandum to be conducted. Except as set forth or incorporated by reference in the Preliminary Memorandum and the Final Memorandum, or otherwise would not, singly or in the aggregate, have a Material Adverse Effect: (a)  there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which

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would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Memorandum as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(qq)           Prior to the date hereof, the Company has furnished to the Representatives letters, each substantially in the form of Exhibit A hereto, duly executed by each current officer and director of the Company and addressed to the Representatives.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

2.      Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.00% of the principal amount thereof, plus accrued interest, if any, from September 18, 2013 to the Closing Date, the principal amount of Firm Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

(b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Initial Purchasers to purchase, severally and not jointly, the Option Securities at the same purchase price as Initial Purchasers shall pay for the Firm Securities, plus accrued interest, if any, from September 18, 2013 to the settlement date for the Option Securities. The option may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of the Final Memorandum upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Initial Purchasers are exercising the option and the settlement date. Delivery of the Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of Option Securities to be purchased by each Initial Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by the several Initial Purchasers as such Initial Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional Securities.

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3.      Delivery and Payment. (a) Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the first Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on September 18, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(b)   If the option provided for in Section 2(b) hereof is exercised after the first Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Initial Purchasers, against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Initial Purchasers to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.      Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities and the Common Stock issuable upon conversion thereof have not been and will not be registered under the Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b)   Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that

(i)                 it has not offered or sold, and will not offer or sell, any Securities within the United States, as part of their distribution at any time, except to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(ii)               neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Section 502(c) of Regulation D); and

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(iii)             it is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5.      Agreements. The Company agrees with each Initial Purchaser that:

(a)    The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b)   The Company will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(c)    If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(b), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(d)   Without the prior written consent of the Representatives, the Company has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(e)    The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to

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service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)    The Company will not, and will not permit any of its Affiliates to, resell any Securities or Shares of Common Stock issued upon conversion thereof that have been acquired by any of them.

(g)   None of the Company, its Affiliates or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities or Common Stock issuable upon conversion thereof under the Act.

(h)   Any information provided by the Company, its Affiliates or any person acting on its or their behalf to publishers of publicly available databases about the terms of the Securities shall include a statement that the Securities have not been registered under the Act and are subject to restrictions under Rule 144A under the Act;

(i)     None of the Company, its Affiliates or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities.

(j)     For so long as any of the Securities or the Common Stock issuable upon the conversion thereof are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(k)   None of the Company, its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts (as defined under Regulation S) with respect to the Securities.

(l)     The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company and any other relevant clearing system.

(m) The Company will reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

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(n)   Each of the Securities and the shares of Common Stock issuable upon conversion thereof will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Preliminary Memorandum and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(o)   The Company will not for a period of 90 days following the Execution Time, without the prior written consent of Citigroup, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company of, file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (other than the Securities), or publicly announce an intention to effect any such transaction; provided, however, that the Company may (i) issue and sell Common Stock or securities convertible into or exchangeable for Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Disclosure Package and the Final Memorandum and in effect at the Execution Time, (ii) may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Disclosure Package and the Final Memorandum or (iii) enter into (or seek to enter into) a strategic transaction, whether structured as a merger, sale of the Company or of all or substantially all of its assets.

(p)   The Company will not take, directly or indirectly, any action designed to or that has constituted, or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q)   Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

(r)     The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to stockholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to stockholders).

(s)    The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to

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cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(t)     The Company will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(u)   The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities, the fees of the Trustee and the issuance of the Common Stock upon conversion of the Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp, transfer or similar taxes in connection with the original issuance, sale or resale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(e) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.      Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)    The Company shall have requested and caused Morrison & Foerster LLP, counsel for the Company, to furnish to the Representative its opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B-1, as well as a Rule 10b-5 letter, substantially in the form of Exhibit B-2. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Florida, the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers and (B)

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as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum in this Section 6(a), Exhibit B-1, Exhibit B-2, and Exhibit B-3 include any amendment or supplement thereto at the Closing Date.

(b)   The Company shall have requested and caused Morrison & Foerster LLP, special intellectual property counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, substantially in the form of Exhibit B-3.

(c)    The Representatives shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)   The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chief Executive Officer and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any amendments or supplements thereto, and this Agreement and that:

(i)                 the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)               since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(e)    At the Execution Time and at the Closing Date, the Company shall have requested and caused Kesselman & Kesselman, a member of PricewaterhouseCoopers International Limited, to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and stating in effect that:

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(i)                 in their opinion, the audited financial statements and financial statement schedules included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum and reported on by them comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Preliminary Memorandum and the Final Memorandum, including the information set forth under the captions “The Offering,” “Summary Consolidated Financial Data,” “Risk Factors,” and “Capitalization” in the Preliminary Memorandum and the Final Memorandum, the information incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Preliminary Memorandum and the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

All references in this Section 6(d) to the Preliminary Memorandum and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(f)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(g)   Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

(h)   The Company shall have caused the shares of Common Stock initially issuable upon conversion of the Securities to be approved for listing, subject to issuance, on The NYSE MKT.

(i)     Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

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If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Latham & Watkins LLP, counsel for the Initial Purchasers, at 12636 High Bluff Drive, Suite 400, San Diego, California 92130, on the Closing Date.

7.      Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Citigroup on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.      Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

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(b)   Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution”, (A) the fourth sentence of the seventh paragraph and (B) the ninth, tenth and eleventh paragraphs in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum, the Final Memorandum or in any amendment or supplement thereto.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such

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claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)   In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.      Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities

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which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or The NYSE MKT, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (ii) trading in the Company’s Common Stock shall have been suspended by the Tel Aviv Stock Exchange which suspension is not related to the offering under this Agreement; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to +972 (4) 988-8926 and confirmed to it at Protalix BioTherapeutics, Inc., 2 Snunit Street, Science Park, POB 455, Carmiel 20100, Israel, attention of David Aviezer, President and Chief Executive Officer.

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13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

14.  Internet Document Service. The Company hereby agrees that Citigroup may provide copies of the Preliminary Memorandum and Final Memorandum and any other agreement or document relating to the offer and sale of the Securities, including, without limitation, the Registration Rights Agreement and the Indenture, to Xtract Research LLC (“Xtract”) following the Closing Date for inclusion in an online research service sponsored by Xtract, access to which is restricted to “qualified institutional buyers” (as defined in Rule 144A under the Act).

15.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

16.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.  Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.  No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto.

19.  Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

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20.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.  Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(t) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“NASDAQ” shall mean the NASDAQ Stock Market.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

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“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

PROTALIX BIOTHERAPEUTICS, INC.

By:___________________________

Name:
Title:

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	_____________________ Name: Title:

For itself and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I
Initial Purchasers	Principal Amount of Firm Securities to be Purchased
Citigroup Global Markets Inc.	U.S.$60,000,000

Total	U.S.$60,000,000

SCHEDULE II

PRICING TERM SHEET

Dated September 12, 2013

Protalix BioTherapeutics, Inc.

Offering of

$60,000,000 aggregate principal amount of
4.50% Convertible Senior Notes due 2018

•         The information in this pricing term sheet supplements Protalix BioTherapeutics, Inc.’s preliminary offering memorandum, dated September 11, 2013 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Protalix BioTherapeutics, Inc., a Florida corporation.
Exchange/Symbol for the Issuer’s Common Stock:	The NYSE MKT (“NYSE MKT”) and the Tel Aviv Stock Exchange/PLX.
Security:	4.50% Convertible Senior Notes due 2018 (the “Notes”).
Trade Date:	September 13, 2013.
Expected Settlement Date:	September 18, 2013.
Offering Size:	$60,000,000 aggregate principal amount of Notes.
Initial Purchaser’s Option to Purchase Additional Notes:	Up to $9,000,000 aggregate principal amount of additional Notes.
Distribution:	Rule 144A.
Maturity Date:	September 15, 2018, unless earlier purchased, converted or redeemed.
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Optional Redemption:	The Issuer may not redeem the Notes prior to September 19, 2016 and no sinking fund is provided for the notes. On or after September 19, 2016, the Issuer may from time to time redeem for cash all or part of the Notes, except for the Notes that the Issuer is required to repurchase as described under “Description of the Notes—Purchase of Notes at Your Option upon a Fundamental Change” in the Preliminary Offering Memorandum, but only if the closing sale price per share of the Issuer’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the trading day immediately preceding the date on which the Issuer provides the notice of redemption exceeds 130% of the applicable conversion price for the Notes on each applicable trading day. The redemption price will equal 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the sum of the present values of each of the remaining scheduled payments of interest that would have been made on the Notes being redeemed had such Notes remained outstanding from the redemption date to the maturity date, calculated as described under “Description of the Notes—Optional Redemption on or after September 19, 2016” in the Preliminary Offering Memorandum.
Interest Rate:	4.50% per annum, accruing from September 18, 2013.
Issue Price:	100%, plus accrued interest, if any, from September 18, 2013.
Interest Payment Dates:	Each March 15 and September 15, beginning on March 15, 2014.
NYSE MKT Closing Sale Price on September 12, 2013:	$4.72 per share of the Issuer’s common stock. The closing sale price of the Issuer’s common stock on the Tel Aviv Stock Exchange on September 12, 2013 was NIS 18.63 per share.
Conversion Premium:	Approximately 22.0% above the NYSE MKT Closing Sale Price on September 12, 2013.
Initial Conversion Rate:	173.6593 shares of the Issuer’s common stock per $1,000 principal amount of Notes, subject to adjustment.
Initial Conversion Price:	Approximately $5.76 per share of the Issuer’s common stock, subject to adjustment.
Use of Proceeds:

The Issuer estimates that the net proceeds from the offering of the Notes, after deducting estimated expenses payable by the Issuer and the initial purchaser’s discount, will be approximately $58.1 million (or $66.8 million if the initial purchaser exercises its option to purchase additional Notes in full).

The Issuer currently intends to use the net proceeds of the offering of the Notes to fund clinical trials for the Issuer’s product candidates, to fund the Issuer’s research and development activities, to enhance the Issuer’s manufacturing capacity and for working capital and general corporate purposes.

Sole Book-Running Manager	Citigroup Global Markets Inc.
CUSIP / ISIN Numbers:	74365A AA9 / US74365AAA97
Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption:	The following table sets forth the number of additional shares (as defined under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption” in the Preliminary Offering Memorandum) to be added to the conversion rate for each $1,000 principal amount of Notes based on the hypothetical stock prices and effective dates or dates of the notice of redemption, as the case may be, set forth below:

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Effective Date / Date of Notice of Redemption	Stock Price
	$4.72	$5.25	$5.76	$7.00	$8.00	$10.00	$15.00	$20.00	$30.00	$40.00
September 18, 2013	38.2051	33.3972	28.5534	22.1721	19.0258	14.7709	9.1263	6.3087	3.5021	2.1181
September 15, 2014	38.2051	31.4452	25.7782	18.8941	16.1042	12.5101	7.7618	5.3900	3.0232	1.8505
September 15, 2015	38.2051	29.6911	23.1601	15.2405	12.8318	9.9413	6.1935	4.3203	2.4485	1.5169
September 15, 2016	38.2051	27.8757	20.4111	11.2181	9.0687	7.0364	4.4015	3.0841	1.7668	1.1090
September 15, 2017	38.2051	25.2159	16.6432	6.6408	4.8227	3.7466	2.3523	1.6551	0.9579	0.6094
September 15, 2018	38.2051	16.8168	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding anything in the indenture governing the Notes to the contrary, the Issuer may not increase the conversion rate to more than 211.8644 shares per $1,000 principal amount of Notes pursuant to the events described under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption” in the Preliminary Offering Memorandum, though the Issuer will adjust such number of shares for the same events for which the Issuer must adjust the conversion rate as described under “Description of the Notes—Conversion of Notes—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

The exact stock prices and effective dates or dates of the notice of redemption, as the case may be, may not be set forth in the table above, in which case if the stock price is:

•	between two stock prices in the table or the effective date or date of the notice of redemption, as the case may be, is between two effective dates or dates of the notice of redemption, as the case may be, in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or dates of the notice of redemption, as the case may be, based on a 365-day year, as applicable;

•	in excess of $40.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•	less than $4.72 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

The provisions of the fourth paragraph under “Description of the Notes—Adjustment to Conversion Rate upon Conversion upon a Make-Whole Adjustment Event or a Notice of Redemption” in the Preliminary Offering Memorandum Preliminary Offering Memorandum are hereby amended by making the following deletion and insertion (as well as by making any additional conforming changes consistent with such deletion and insertion):

•	deleting the phrase “, subject to the exceptions and limitations set forth in the indenture,” in clause (3) of the first bullet under such paragraph; and

•	inserting the phrase “, in the case of clause (2) above,” immediately before the phrase “subject to the exceptions, set forth in the indenture” at the end of the first bullet under such paragraph.

___________

This communication is intended for the sole use of the person to whom it is provided by the sender.

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You should rely on the information contained or incorporated by reference in the Preliminary Offering Memorandum, as supplemented by this final pricing term sheet in making an investment decision with respect to the Notes.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Notes and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. Unless they are registered, the Notes and the shares of common stock issuable upon conversion of the Notes, if any, may be offered only in transactions exempt from or not subject to registration under the Securities Act or any other state securities laws. Accordingly, the Notes are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

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EXHIBIT A

Form of Lock-Up Agreement

________ __, 2013

Citigroup Global Markets Inc.

As Representative of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with a proposed Purchase Agreement (the “Purchase Agreement”) between Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”), and you as representative of a group of Initial Purchasers named therein, relating to an offering of Convertible Notes due 2018, which will be convertible into common stock, $0.001 par value (the “Common Stock”), of the Company.

In order to induce you and the other Initial Purchasers to enter into the Purchase Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the "Exchange Act") in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Purchase Agreement.

The foregoing restrictions shall not apply to: (a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering; provided that no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such transaction (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 90-day period referred to above); (b) bona fide gifts; (c) bona fide gifts, sales or other dispositions of shares of any class of the Company’s capital stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s immediate family (or a trust to their benefit), or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided, that in the case of the foregoing clauses (b) and (c), it shall be a condition to any such transfer that (i) the transferee/donee agrees to be

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bound by the terms of this letter agreement (including, without limitation, the restrictions set forth in the preceding paragraph) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the 90-day period referred to above) and (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition; (d) the exercise of warrants or the exercise of stock options granted pursuant to the Company’s stock option/incentive plans or otherwise outstanding on the date hereof; provided, that the restrictions shall apply to shares of Common Stock issued upon such exercise or conversion; and (e) the establishment of any contract, instruction or plan (a ‘‘Plan’’) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Plan prior to the expiration of the lock-up period; provided further, that the Company is not required to report the establishment of such Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Plan. For purposes of this paragraph, ‘‘immediate family’’ shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

If for any reason the Purchase Agreement shall be terminated prior to the Closing Date (as defined in the Purchase Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

By:__________________________________

Name:

Title:

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EXHIBIT B-1

Form of Company Counsel Opinion

September ___, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Protalix BioTherapeutics, Inc. — $60,000,000 4.50% Convertible Notes due 2018

Ladies and Gentlemen:

We have acted as counsel to Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”), in connection with the issuance and sale of $60,000,000 aggregate principal amount of the Company’s 4.50% Convertible Notes due 2018 (the “Notes”) pursuant to the terms of a Purchase Agreement dated September 12, 2013 (the “Purchase Agreement”) between the Company and Citigroup Global Markets Inc. (the “Initial Purchaser”). The Notes will be issued pursuant to the terms and conditions of, and in the form set forth in, an Indenture to be dated as of the date hereof (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Notes initially shall be convertible into [ ] shares of common stock, $0.001 par value, of the Company (the “Common Stock”), as described in the Offering Memorandum. The shares of Common Stock into which the Shares may be converted are referred to herein as the “Conversion Shares.” This opinion is furnished to you at the request of the Company pursuant to Section 6(a) of the Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

We have also examined (a) the Preliminary Offering Memorandum, dated September 11, 2013 and related pricing term sheet, dated September 12, 2013 (together, the “Preliminary Offering Memorandum”) and the Offering Memorandum, dated September 12, 2013 (the “Final Offering Memorandum” and, together with the Preliminary Offering Memorandum, the “Offering Memoranda”) pertaining to the Notes, (b) the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated or deemed incorporated by reference in the Offering Memoranda through the date hereof (the “Incorporated Documents”) and (c) executed copies of the Purchase Agreement, the Indenture and the Notes, (together, the “Transaction Documents”).

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties

B-1-1

other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, and the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and that such documents constitute the legal, valid and binding obligations of each such party enforceable against such party in accordance with their terms. We also have assumed the legal capacity of all natural persons.

Our opinion in paragraph 1 below as to the qualification and good standing of the Company is based solely on certificates of public officials in the state named in such paragraphs. We have made no independent investigation as to whether those certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness. With respect to the opinions expressed below, we have relied as to certain factual matters upon the certificate of an authorized officer of the Company. We have made no independent investigation as to whether the foregoing certificate is accurate or complete. With respect to our opinion in paragraph 15 below, we have not conducted a docket search in any jurisdiction with respect to litigation that may be pending against the Company or any of its officers or directors or undertaken any further inquiry.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

(a)                We express no opinion as to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

(b)               We express no opinion as to limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Transaction Documents and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

(c)                The provisions of the Transaction Documents purporting to provide for indemnification under certain circumstances may be unenforceable as violative of public policy expressed in the Act, and accordingly, we are unable to render an opinion as to the enforceability of such provisions;

(d)               Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities;

(e)                Except to the extent encompassed by an opinion set forth below, we express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Transaction Documents with any law, regulation or order applicable to it or (2) the legal or regulatory status or the nature of the business of any such party; and

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(f)                We express no opinion as to the effect of judicial decisions that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Transaction Documents.

When reference is made in our opinion herein to our knowledge, it means the actual knowledge of the attorneys within the firm who have represented the Company.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. In rendering the foregoing opinions, we have relied, for matters involving Florida law, solely on the opinion of Shutts & Bowen LLP, Miami, Florida, and for matters of Israeli law, solely on the opinion of Horn & Co., Tel Aviv, Israel.

Based upon and subject to the foregoing, we are of the opinion that:

1.                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and to perform its obligations under each of the Transaction Documents, including, without limitation, to issue, sell and deliver the Notes to be sold by the Company as contemplated by the Purchase Agreement.

2.                  Protalix Ltd. (the “Subsidiary”) has been duly incorporated and is validly existing as a company under the laws of the State of Israel, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Final Memorandum.

3.                  The Company and the Subsidiary are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in the United States where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

4.                  The Purchase Agreement has been duly authorized, executed and delivered by the Company.

5.                  The Indenture has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms.

6.                  The Notes have been duly authorized and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered against payment therefor pursuant to the terms of the Purchase Agreement and the Indenture, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

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7.                  The Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Final Memorandum; all of the issued and outstanding shares of capital stock of the Company issued on or after October 31, 2007 have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; neither the articles of incorporation nor the bylaws of the Company include preemptive rights, resale rights, rights of first refusal or similar rights; no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

8.                  The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Memorandum.

9.                  All of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise disclosed in the Disclosure Package and the Final Memorandum, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim.

10.              The Conversion Shares have been validly reserved for issuance, and when issued and delivered in accordance with the terms of the Indenture, will have been duly and validly issued, and will be fully paid and non-assessable and free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights.

11.              No approval, authorization, consent or order under any federal law, the laws of the State of New York, the laws of the State of Israel or under the Florida Business Corporation Act or approval, authorization, consent of or filing with any New York, Israeli or Florida governmental or regulatory commission, board, body, authority or agency, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Notes to be sold by the Company pursuant to the Purchase Agreement or with the consummation of the transactions contemplated by the Purchase Agreement.

12.              Based on the representations, warranties and agreements of the Company and the Initial Purchaser contained in the Purchase Agreement, no registration of the Notes or the Common Stock under the Act, and no qualification of the Indenture under the Trust Indenture Act, is required in connection with (a) the offer, sale and delivery of the Notes to the Initial Purchaser, (b) the initial resale of the Notes by the Initial Purchasers or (c) the conversion of the Notes into Common Stock, in each case in the manner contemplated by the Disclosure Package, Final Memorandum, the Purchase Agreement, the Indenture and the Notes. The Notes, when issued, will not be of the same class (within the meaning of Rule 144A under the Act) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

13.              The execution, delivery and performance of the Purchase Agreement by the Company, the execution and delivery of the Indenture by the Company, the issuance and sale of the Notes to be sold by the Company pursuant to the Purchase Agreement and the Common

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Stock issuable upon conversion of the Notes, and the consummation of the transactions contemplated by the Purchase Agreement do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or the Subsidiary pursuant to) (i) the articles of incorporation or bylaws (or similar organizational documents, as applicable) of the Company or the Subsidiary, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument which is filed as an exhibit to any Incorporated Document, (iii) applicable federal laws, the laws of the State of New York, the laws of the State of Israel or the Florida Business Corporation Act or (iv) any decree, judgment or order applicable to the Company or the Subsidiary or any of their respective properties, which decree, judgment or order is known by us, except in the case of clauses (ii) through (iv), such breaches, violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

14.              To our knowledge, there are no contracts, licenses, agreements, leases or documents to which the Company or the Subsidiary is a party or by which any of them or any of their respective properties may be bound or are otherwise of a character which are required to be described in the Disclosure Package or the Final Memorandum or to be filed as an exhibit to any Incorporated Document which have not been so described or filed as required.

15.              To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Purchase Agreement and (ii) there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or the Subsidiary or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Disclosure Package or the Final Memorandum but are not so described as required.

16.              The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

17.              The statements in (or incorporated by reference in) the Disclosure Package or the Final Memorandum under the headings “Description of The Notes” and “U.S. Federal Income Tax Consequences” insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

18.              No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to any Incorporated Document or otherwise known

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to us, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest in the Company.

19.              We do not know of any contracts or other documents, relating to the patents, trade secrets, trademarks, service marks or other proprietary information or materials of the Company or the Subsidiary that are of a character required to be described in the Disclosure Package or the Final Memorandum or to be filed as an exhibit to any Incorporated Document which have not been so described or filed as required.

20.              The statements in any of the Incorporated Documents under the heading “Legal Proceedings” (the “Litigation Statements”), insofar as such Litigation Statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are, to our knowledge, accurate and complete in all material respects and present fairly the information purported to be shown.

Very truly yours,

Morrison & Foerster LLP

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EXHIBIT B-2

Form of Company Counsel Negative Assurance Letter

September ____, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re: Protalix BioTherapeutics, Inc. — $60,000,000 4.50% Convertible Notes due 2018

Ladies and Gentlemen:

We have acted as counsel to Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”), in connection with the issuance and sale of $60,000,000 aggregate principal amount of the Company’s 4.50% Convertible Notes due 2018 (the “Notes”) pursuant to the terms of a Purchase Agreement dated September 12, 2013 (the “Purchase Agreement”) between the Company and Citigroup Global Markets Inc. (the “Initial Purchaser”). The Notes will be issued pursuant to the terms and conditions of, and in the form set forth in, an Indenture to be dated as of the date hereof (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). This opinion is furnished to you at the request of the Company pursuant to Section 6(a) of the Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

In connection with this letter, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

We have also examined (a) the Preliminary Offering Memorandum, dated September 11, 2013 and related pricing term sheet, dated September 12, 2013 (together, the “Preliminary Offering Memorandum”) and the Offering Memorandum, dated September 12, 2013 (the “Final Offering Memorandum” and, together with the Preliminary Offering Memorandum, the “Offering Memoranda”) pertaining to the Notes, (b) the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated or deemed incorporated by reference in the Offering Memoranda through the date hereof (the “Incorporated Documents”), (c) executed copies of the Purchase Agreement, the Indenture, and the Notes, (together, the “Transaction Documents”).

In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchaser at which the contents of the Disclosure Package and the Final Memorandum were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Memorandum (except as and to the extent stated in numbered paragraphs 7, 8, 15 and 18 of our corporate opinion letter and paragraph 1 of our intellectual

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property opinion letter, each addressed to you and the dated the date hereof), on the basis of the foregoing, nothing has come to our attention that causes us to believe that (i) the Disclosure Package (as defined below), as of the Execution Time (as defined below), or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Final Memorandum, as of the date of the Final Memorandum, or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion in this paragraph with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Disclosure Package or the Final Memorandum).

As used herein, (A) “Disclosure Package” means the Preliminary Prospectus and the final term sheet prepared pursuant to Section 5(t) of the Purchase Agreement and (B) “Execution Time” means [____] [A.M./P.M.], New York City time, on September 12, 2013.

Very truly yours,

Morrison & Foerster LLP

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EXHIBIT B-3

Form of Intellectual Property Counsel Opinion

September _____, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

We have acted as special intellectual property counsel to Protalix BioTherapeutics, Inc., a Florida corporation (the “Company”), in connection with the issuance and sale of $60,000,000 aggregate principal amount of the Company’s 4.50% Convertible Notes due 2018 (the “Notes”) pursuant to the terms of a Purchase Agreement dated September 12, 2013 (the “Purchase Agreement”) between the Company and Citigroup Global Markets Inc. (the “Initial Purchaser”). This opinion is being delivered to you pursuant to Section 6(b) of the Purchase Agreement. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Purchase Agreement.

In connection with this opinion, we have examined the statements under the captions the sections entitled “Intellectual Property” and “Risks Related to Intellectual Property Matters--If we fail to adequately protect or enforce our intellectual property rights or secure rights to third party patents, the value of our intellectual property rights would diminish and our business, competitive position and results of operations would suffer” (collectively, the “Patent Paragraphs”) in the Company’s Annual Report on Form 10-K (the “Annual Report”), filed with the U.S. Securities and Exchange Commission (the “Commission”) for the year ended December 31, 2012, which is incorporated by reference into the Preliminary Offering Memorandum, dated September 11, 2013 and related pricing term sheet, dated September 12, 2013 (together, the “Preliminary Offering Memorandum”) and the Offering Memorandum, dated September 12, 2013 (the “Final Offering Memorandum” and, together with the Preliminary Offering Memorandum, the “Offering Memoranda”). We have not made any independent verification of any corporate records or other documents of the Company.

We have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. As to questions of fact material to the opinions expressed herein, we have relied in part (except as provided in the immediately following paragraph) upon (i) an Officer’s Certificate, (ii) representations regarding the status and prosecution of issued patents and pending patent applications from Ehrlich and Fenster Ltd., Israel, the Company’s patent counsel and (iii) representations regarding the status of issued patents and pending patent applications as certified in the Officer’s Certificate, and have not independently investigated such questions.

Whenever our opinions or views herein with respect to the existence or absence of facts are indicated to be based on our knowledge or belief, it is intended to signify that, in the course of our representation of the Company in connection with the matters referred to in the first sentence

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of the first paragraph hereof, no information has come to the attention of Gladys Monroy, Jie Zhou, James R. Tanenbaum, Anna T. Pinedo, Edward M. Welch and Michael J. Rosenberg (who are the only attorneys in this firm who have devoted significant attention to such matters) that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company as described above.

Except as expressly set forth below, we express no opinions or views (a) with respect to any patent rights or other intellectual property rights of the Company other than the Patent Rights, (b) as to whether the Company is infringing any patents or other rights of others or whether others are infringing any patents or other rights of the Company, (c) as to whether the Company owns or possesses sufficient licenses or other rights to use all patents or other rights necessary for the conduct of the Company’s business, or (d) with respect to the Company’s license agreements or similar agreements. In addition, except as expressly set forth below, we express no opinions or views as to (i) whether any patent applications within the Patent Rights will issue as patents, (ii) whether any patents within the Patent Rights or any patents that may issue from any patent applications within the Patent Rights, if challenged, will be held valid and enforceable, (iii) the scope of claim coverage of any patents within the Patent Rights or any patents that may issue from any patent applications within the Patent Rights, (iv) whether the Company will be able to conduct its business without infringing the patents or other intellectual property rights of third parties, or (v) whether the Company will be able to prevent third parties from competing with the Company or developing products or business methods similar to those of the Company.

1.	To our knowledge, the statements in the Patent Paragraphs in the Annual Report are accurate and fairly summarize the information purported to be shown with the exception of the updated status of Patent Rights as presented in Officer’s Certificate - Appendix A. The Company exclusively owns those patent rights listed under Company Patent Rights, co-owns those patent rights listed under Co-owned Patent Rights, and has licensed those patent rights listed under Licensed Patent Rights.

2.	We are not aware of any pending or threatened claims, suits or judicial or governmental proceedings relating to the Company Patents or the Company Applications or any trademarks or service marks of the Company or the subject matter therein. We are not aware of any rights of third parties to any of the Company Patents or the Company Applications or any trademarks or service marks of the Company which could reasonably be expected to materially affect the ability of the Company or the Subsidiary to conduct its business as described in the Offering Memoranda.

3.	To our knowledge, (i) neither the Company nor the Subsidiary is, or has received notice that it is, infringing or otherwise violating, and, upon the commercialization and sale of the products or services described in the Offering Memoranda as under development, would infringe or otherwise violate, any patents, trademarks or service marks of others, and we are unaware of any facts which would form a reasonable basis for a claim of any such infringement, except that we are aware of U.S. Patent Nos. 8,063,182 B1 and 8,163,522 B1 in relation to PRX-106; and to our knowledge (ii) there are no infringements by others of any of the patents, trademarks or service marks of the Company or the Subsidiary, and we are
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unaware of any facts which would form a reasonable basis for a claim of any such infringement.

4.	To our knowledge, the Company and its Subsidiary owns or possesses sufficient licenses or other rights to use all technology covered by patents and to use all trademarks, necessary to conduct the business now being and proposed to be conducted by the Company and its Subsidiaries as described in the Offering Memoranda except that we are aware of U.S. Patent Nos. 8,063,182 B1 and 8,163,522 B1 that could prevent the making, using, selling and/or importation of PRX-106 in the U.S.

5.	To our knowledge, with the exception of patents related to the taliglucerase alfa product the Company has not monitored or searched third party patent applications or patents that may cover product candidates or expression methods and that could interfere with their business.

6.	We have no knowledge of any fact that would preclude the Company or Protalix Ltd. (the “Subsidiary”) from having valid license rights or clear title, free and clear of any liens or security interest, to the patents referenced in the Annual Report, as updated in Officer’s Certificate - Appendix A; we have no knowledge that the Company or the Subsidiary lacks or will be unable to obtain any rights or licenses to use patents, trademarks or service marks that are, or would be, necessary to conduct the business now conducted or proposed to be conducted by the Company or the Subsidiary as described in the Offering Memoranda, except as disclosed in the Offering Memoranda; and we are unaware of any facts which would form a basis for a finding of unenforceability or invalidity of any of the patents, trademarks or service marks of the Company or the Subsidiary. We are not aware of any material defects of form in the preparation or filing of the patent applications of the Company or the Subsidiary. To our knowledge, the Company has complied with the U.S. Patents and Trademark Office duties of candor and disclosure for each patent and patent application of the Company or the Subsidiary.

7.	We are not aware of any fact with respect to the patent applications of the Company or the Subsidiary presently on file that (i) would preclude the issuance of patents with respect to such applications, (ii) would lead us to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations or (iii) would result in a third party having any rights in any patents issuing from such patent applications.

8.	To our knowledge the foreign associates who were instructed to attend to the filing of the non-U.S. patent applications of the Company or the Subsidiary have confirmed the timely filing of each such application and have reported the application serial numbers assigned to such non-U.S. patent applications, where such serial numbers have issued.

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We express no opinion as to matters governed by the laws of any jurisdiction other than the federal laws of the United States. This letter is solely for your benefit, and neither this letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent.

Very truly yours,

Morrison & Foerster LLP

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ANNEX A

Significant Subsidiaries

Protalix Ltd.

Protalix B.V.